                                                                Exhibit 10.1 (f)

                                    CONTRACT
                       on the Lease of Commercial Premises

concluded pursuant to the provisions of Law 116/1990 Zb., as later modified and amended, between the following contracting parties:

Heavy Engineering Works, joint-stock company, 018 41 Dubnica-on-Vah, Slovak Republic, represented by Messrs. Eng. Jozef Barancok, CSc., chairman of the Management Board, and Eng. Bohumil Zlocha, member of the Management Board (hereinafter "Lessor"); Bank reference: VUB joint-stock company, Povazska Bystrica Branch; Account no.: 131-28603-372/0200; ID number: 36 001 708; Tax number: 36 001 708/668

and

the founders of SAUER-ZTS joint-stock company, with registered office in 018 41 Dubnica-on-Vah, Slovak Republic,; SAUER-SUNDSTRAND GmbH, Krokamp 35, 24531 Neumunster, Federal Republic of Germany, represented by Dr. Tonio Barlage, general manager (hereinafter SAUER-SUNDSTRAND or SAS); SAUER-SUNDSTRAND (CS) limited liability company, K vystavisku 13, 912 50 Trencin, Slovak Republic, represented by Eng. Jan Rusnak, CSc., general manager (hereinafter SAS/CS); Heavy Engineering Works, joint-stock company, 018 41 Dubnica-on-Vah, Slovak Republic, jointly represented by Messrs. Eng. Jozef Barancok, CSc., chairman of the the Management Board, and Eng. Bohumil Zlocha, member of the Management Board (hereinafter "ZTS"); DCA-INVEST, limited liability company, Dubnica-on-Vah, 018 41 Slovak Republic, represented by Eng. Milan Strapka, general manager (hereinafter INVEST)
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                                        2

                                   Article I.
                        Object and Purpose of the Tenancy

1.     The Lessor leases to the Lessee the following specified premises:

       - 10,852 m2 production space,
       - 7,144 m2 covered auxiliary space,
       - 1,253 m2 office space,
       - 2,711 m2 space designated for sanitary facilities,
       - 18,599 m2 land under the structures,
       - 3,612 m2 land adjacent to the structures.

       The premises to which the lease pertains are located in the Lessor's property, which is designated Buildings DM3, DM3a, Spanesammlung and leased land, Lot Nos. 3747/2, 3747/7, and 3747/33. The passport to the buildings and the sketch of the land adjacent to the structures constitute integral parts of this contract.

2. The Lessee leases the commercial premises noted in Point 1 of this article for the purpose of engaging in production and in associated activities for the newly founded company SAUER-ZTS joint-stock company in keeping with the object of business.

3. The Lessor is the exclusive owner of the commercial premises that constitute the object of this contract and is entitled to dispose of said commercial premises.

4. The contracting parties have agreed that the rights and obligations from this contract devolve to the legal successors of the Lessee only with the express written consent of the Lessor.
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                                        3

                                   Article II.
                               Term of the Tenancy

1. The lease is concluded for a limited term, beginning on 4/1/1997, namely for 5 years beginning with the effective date of the lease in question. The agreed term of 5 years can be renewed by the Lessee twice by 5-year periods based on his option; thus, the total term of the limited-term lease is 15 years in the event that the Lessee twice asserts his renewal option.

2. The assertion of the option by the Lessee must take place toward the Lessor in the twelfth month of the 5th year of the lease.


3. The Lessor turns the object of the lease over to the Lessee in a condition that is suitable for the contractual use. The document regarding the commencement of use shall serve as the official record pertaining to acceptance of the object of the lease, signed by both contracting parties.


4. The Lessee has a preferential right to the conclusion of a new lease with the Lessor after the time agreed to in Point 1 of this article has expired.

                                  Article III.
                    Rent, Services, Due Dates, Payment Method


1. The contracting parties agree under the meaning of Section 7 Law No. 116/1990 Zb. and in accordance with Law No. 18/96 Z.z. on prices to the following rental fees:


       -     rent minus heating expenses - production space
                                    10852 m2 x 400.00 Sk               4,340,800.00 Sk/year
       -     rent minus heating expenses - covered auxiliary space
                                    7144 m2 x 300.00 Sk                2,143,200.00 Sk/year
       -     rent minus heating expenses - office space
                                    1253 m2 x 500.00 Sk                626,500.00 Sk/year

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                                        4

       -     rent minus heating expenses - sanitary facilities
                                    2711 m2 x 250.00 Sk                677,750.00 Sk/year
             land under the structures
                                    18599 m2 x 20.00 Sk                371,980.00 Sk/year
                                                                     --------------------
             Total rent                                              8,160,230.00 Sk/year

a) The Lessor provides to the Lessee firefighting and security services in the amount of 1,000 Sk/year per employee of the Lessee. The Lessee shall pay this amount to the account of the Lessor on a monthly basis.

b) The Lessee is obligated to pay a prorated fee for operating costs associated with the use and cleaning of the paths, walkways, and parking lots and with the formation of a reserve fund for repairs in the amount of 277,574.00 Sk/year, which the Lessee shall pay to an account of the Lessor on a monthly basis, whereby said fee is payable until a separate entrance is created for the Lessee.

2. The Lessor reserves the right to raise the amount of rent and service fees once a year. If the quarterly inflation rate according to official statistics exceeds 10%, then the provision of the first clause does not apply and the Lessor is entitled to raise the amount of rent and service fees following publication of the indicated figures.

3. The Lessor also offers to the Lessee further performances, comprising the supply of heat, electricity, drinking water, and industrial water, and he provides for sewer services, waste water treatment, the supply of compressed air, and the liquidation of the emulsions from the machine tools. For these services, which he provides to the Lessee in 1997, he shall charge the following amounts based on the agreement between the two contracting parties:


Heating (0.4 Gj/m3)                                 225.00  Sk/Gj
Electricity                                         2.23  Sk/kWh plus lump sum

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                                        5


                                                               6,900.00  Sk/p.a.
Drinking and industrial water                                      8.00  Sk/m3
Sewer services                                       /             9.50  Sk/m3
Waste water disposal
Compressed air (approx. 6 Atm.)                                    0.35  Sk/m3
Liquidation of the emulsions from                              1,100.00  Sk/m3
the machine tools

       Beginning in 1998, the Lessor shall substantiate any price increase in the noted services with the overall rise in prices, and the Lessee shall accept this price increase on the basis of the substantiated overall rise in prices.

4. In the event of restrictions on the supplied energy as a result of unfavorable conditions on the energy market, this shall be accepted by the Lessee without any sanctions toward the Lessor.

5.     The payments for rent and services are effected as follows:

a) the Lessor shall bill the Lessee for the rent on all leased premises once quarterly in the form of an invoice, the payment of which is due within 14 days of its date of issue and which the Lessee shall transfer to the Lessor to the account indicated to him,

b) the services provided to the Lessee by the Lessor, as described in Point 3, shall also be billed to the Lessee by the Lessor, the payment of which is due within 14 days of its date of issue and which the Lessee shall transfer to the Lessor to the account indicated to him,

6. The contracting parties have agreed that the Lessee shall pay all costs associated with the execution of repairs to or reconstruction of the leased premises, insofar as these are occasioned by the Lessee.

                                   Article IV.
                  Further Agreements Between Lessor and Lessee

1. The Lessor agrees that on the date of the official transfer of the office space pursuant to this contract, he shall transfer to the Lessee 6 state telephone connections over which the Lessor currently disposes. The Lessee shall bear the costs for the use of the telephone connections. The Lessee agrees to transfer the telephone connections back to the Lessor upon termination of the tenancy.

       At the same time the Lessor agrees that he will do everything to ensure that the Lessee has adequate state telephone connections and long-distance connections in the future.

2. The Lessor agrees that he will provide to the Lessee separate access to the leased premises. To this end, a separate road connection - access street is being constructed, which is intended for the transport of persons and goods (under the meaning of the foundation agreement).

                                   Article V.
                Rights and Obligations of the Contracting Parties

1. The Lessor agrees to ensure to the Lessee proper use of and benefit from the leased commercial premises and to provide to him the services associated with the tenancy as described in Art. III of this contract.

2. The Lessee agrees to perform minor repairs and ordinary maintenance at his own expense, not to exceed the amount of 1,000.00 Sk per repair. The Lessee is also required to notify the Lessor of the scope of necessary repairs that go beyond the scope of minor repairs within the specified time limit and without delay, and to allow him to perform such repairs. The Lessee shall notify the
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                                        7

       Lessor without delay of any damage that occurs as a result of defects in the leased premises. Upon nonperformance of this obligation, the Lessee is liable for the damages incurred by the Lessee as a result of that fact.

3. In the event that the Lessee notifies the Lessor of needed repairs or of damages that have arisen as a result of defects in the leased premises, and the Lessor does not eliminate the reported defects or damages within a reasonable period, the Lessee is entitled to secure the elimination of the defects and damage at his own expense and to bill the incurred costs, in an ascertainable amount, to the Lessor, either directly or through offsetting with the due rent. This provision does not affect the terms set out in Art. III, Point 5.

4. The Lessee has the right to a discount on the rent if because of defects that he has not caused and which he has reported in a timely fashion he has been unable to use the object of the lease in the agreed manner prior to their elimination, except in the case of accident, force majeure, or intervention by state or public authorities. The claim for discounting of or release from the rent must be asserted against the Lessor without delay.

5. The Lessee can perform alterations only with the prior written consent of the Lessor. At the same time, he is obligated to comply with the provisions of Law No. 50/76 Zb., pursuant to the provisions of later regulations, applicable implementing regulations, and the Slovak State Standards (STN).

6. The Lessee is furthermore obligated to ensure, at his own expense, the discharge in the leased premises of all obligations resulting from regulations pertaining to industrial safety and health protection, to the protection of property and hygiene, and to environmental protection. The parties to this contract have similarly agreed, in accordance with the Law on Fire Protection as last amended, that the Lessee shall discharge in the leased commercial premises all obligations resulting from that law.

7. If the Lessee uses his own funds to alter the object of the lease during the term of the tenancy, the Lessor shall grant his consent to the Lessee's claiming of the relevant accounting depreciations in his accounting records during the term of the tenancy.

8. The Lessee insures all objects that are brought onto the premises leased from the Lessor, especially inventories of goods, materials, and material fixed assets.

9. The Lessor guarantees the security of the structures leased to the Lessee so that there can be no losses of or damages to the property of the Lessee.

10. The Lessee is entitled to install in the leased structures an information display bearing the Lessee's company name to the standard extent and of the standard size.

11. The Lessee is prohibited from subletting the commercial premises. The Lessee agrees, upon termination of the tenancy, to return the leased premises in a condition suitable for the agreed use, with due consideration for the length of use, and if necessary to restore them to their original condition.

12. The Lessor reserves the right to enter the leased premises for the purpose of their inspection by mandated employees following advance notification of the Lessee, but as a rule no more frequently than once per quarter.

13. The Lessee is obligated to maintain the land adjacent to the leased structures (mowing, protecting against ecological damage, not storing surplus material there, etc.). The Lessee shall not pay rent for land that is maintained in this way.
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                                        9

14. The Lessee is obligated to safeguard from third parties all secret and confidential information regarding technical, economic, financial, business, and other facts acquired from ZTS Dubnica n/V joint-stock company and not to use such information for its own purposes or other activities without the written consent of the Lessor. The facts noted under Point 3.1., OSPR No. 12/93, which constitute the annex to this contract, are subject to such safeguarding.

                                   Article VI.
                  Termination of the Tenancy and Notice Period

1.     The tenancy is terminated upon the end of the agreed term of the tenancy.

2. The tenancy can also be terminated prior to the end of the agreed term of the tenancy through a written agreement between the contracting parties, or for the reasons for termination of the tenancy that apply to both contracting parties on the basis of the provisions of Section 9 Law No. 116/90 Zb.

3. During the agreed term of lease, the Lessee is entitled to terminate the lease with 6 months' notice.

                                  Article VII.
                              Concluding Provisions

1. The contract becomes valid on the date of its signing by the contracting parties and takes effect on 4/1/1997.

2. Any change or addition to this contract must be in the form of written addenda to the contract, which must be signed by statutory representatives of the contracting parties.
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                                       10

3. The contracting parties have familiarized themselves with the contents of this document and have signed it as an indication of their consent thereto.

4. This contract has been prepared in 4 copies, of which each participant receives 2 copies, one each in the Slovak language and in the German language. In the event of conflict between the two language versions, the Slovak version shall be definitive for interpretation of the contract. The contracting parties have agreed that the relations not governed by this contract pursuant to Law No. 116/90 Zb., the Civil Code, and other binding, applicable provisions of law are dissolved.

5. Presented as attachments were the following annexes to the contract, which are an integral part of this contract:
       - official record of acceptance and delivery of possession
       - excerpt from the Land Registry
       - ground plan of adjacent land,
       - excerpt from the company's rules and regulations

In Bratislava, 12/4/1996


        [signature]                                       [signature]
----------------------------------                 ----------------------------
     Eng. Jozef Barancok, CSc.                           Eng. Bohumil Zlocha


        [signature]                                       [signature]
----------------------------------                 ----------------------------
     Dr. Tonio Barlage                                   Eng. Jan Rusnak, CSc.

                                 [signature]
                   ------------------------------------------
                             Eng. Milan Strapko

                          Agreement for change of lease

       As a result of the transfer of [illegible] property, there has been a change in the property rights from the firm Heavy Engineering Works Dubnica-on-Vah, joint-stock company, to the firm ZTS - Dubnica-on-Vah plus, joint-stock company.

       The property transfer concerns the lease contracts concluded with the company SAUER-ZTS, joint-stock company.
The following leases are affected:

[see original]                                    dated   [see original]
        "                                                           "
        "                                                           "
        "                                                           "
        "                                                           "

       The company ZTS - Dubnica-on-Vah enters into the [illegible] or the above listed lease contracts as the lessor and assumes to itself all rights and obligations stemming from these contracts for the original lessor Heavy Engineering Works Dubnica-on-Vah, joint-stock company.

       With this agreement [illegible] the lessor toward the lessee [illegible] from 11/1/1997:

       ZTS - Dubnica-on-Vah plus, joint-stock company plot ZTS No. 924
       018 41 Dubnica-on-Vah

       represented by:              Ing. Emil Potocek
                                    Member of the Board
                                    Ing. Lubomir Holoman
                                    Signing Clerk
                  Bank:             VUB, joint-stock company, Povazska
                  Bystrica Branch
                                    Account no:               [see original]
                                    Commercial ID:            [see original]
                                    Reference ID:             [see original]

Dubnica-on-Vah: 11/28/1997


On behalf of
ZTS - Dubnica-on-Vah plus,          Heavy Engineering Works SAUER-ZTS
      Joint-stock company                 Dubnica-on-Vah Ltd.
                                         Joint-stock company


[names & rubber stamps of signatories]

[Signatures at the bottom of the Change of Lease Agreement]

[1st column]
On behalf of ZTS - Dubnica-on-Vah plus, joint-stock company

Ing. Emil Potocek
Member of the Board

Ing. Lubomir Holoman
Signing Clerk

[2nd column]
On behalf of Heavy Engineering Works
Dubnica-on-Vah, joint-stock company

Ing. Jozef Barancak, CSc.
Chairman of the Board

Ing. Bohumil Zlocha
Member of the Board

[3rd column]
On behalf of SAUER - ZTS. joint-stock company
Ing. Milos Kraus
Chairman of the Board
Ing. Jan Rusnak, CSc.
Member of the Board

[Each column also contains the rubber stamp of the firm concerned]